EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

BANK OF HAWAII CORPORATION

EXHIBIT TO CURRENT REPORT ON

FORM 8-K DATED April 26, 2004

FOR IMMEDIATE RELEASE

Bank of Hawaii President Allan Landon

To Add Responsibility of Chief Operating Officer

BOH Announces New Senior Management Appointments

Honolulu, Hawaii (April 26, 2004) – Michael E. O’Neill, Chairman and Chief Executive Officer of Bank of Hawaii Corporation (NYSE:BOH), announced today that President and Chief Financial Officer Allan R. Landon will add the responsibility of Chief Operating Officer (COO).

In his new capacity as President and COO, Landon will oversee Commercial Banking, Investment Services, and Corporate and Regulatory Administration.   This is in addition to his current overall responsibilities for Finance and Investor Relations, Human Resources, Legal, and Technology & Operations.

O’Neill said, “Al has been taking on increased responsibility since he joined the bank in 2000 and has proven himself in each new role.  I believe he is going to do an outstanding job in building on the momentum we’ve gained over the past several years.  He is a person of integrity and is respected by our employees as well as by the investment community.”

Landon is the coordinator of the bank’s 2004-2006 Plan, which focuses attention on customer service.  O’Neill added, “Al’s new role will allow him increased opportunity to work more closely with delivery of services to our customers and to continue his leadership involvement in community activities.”

Landon says he looks forward to the new opportunities.  “We have a solid, experienced senior management team, and I look forward to continuing the positive progress we’ve achieved together.  I’m proud of what we’ve accomplished in such a short time and look forward to continuing to build value for our customers and expanding our business in our key markets.”

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Additional Executive Appointments

The company also announced several other senior level appointments.  Effective immediately, Donna Tanoue, currently Vice Chairman of the Investment Services Group, will assume the newly created position of Vice Chairman & Chief Administrative Officer.  Tanoue will serve as a close advisor to Landon on community affairs, pursuing vital community initiatives and partnerships.  In her new capacity, she will have specific responsibility for Regulatory Relations, Compliance, the Law Department, the Corporate Secretary’s Office, Security, Corporate Communications, charitable giving through the Bank of Hawaii Foundation, Community Reinvestment Act (CRA) activities, and Government Relations.  Prior to joining the bank in 2002, Tanoue was Chairman of the Federal Deposit Insurance Corporation (FDIC).

Peter Ho, currently Group Executive Vice President of the Hawaii Commercial Group, has been promoted to Vice Chairman of the Investment Services Group.  Ho, who has been with the bank for 10 years, will oversee Private Banking and Personal Trust, Asset Management and Institutional Services.  His appointment is effective immediately.

Vice Chairman Neal Hocklander, who currently oversees Human Resources and Security, will add responsibility for Technology and Operations. These units presently report to Vice Chairman Gretchen Mohen, who will be relocating to the U.S. Mainland, having successfully led the systems conversion project completed last year.  Hocklander’s new title will be Vice Chairman – Information, Operations and Human Services.  Jean Hamakawa, Senior Vice President, has been promoted to Executive Vice President and Director of Human Resources.  Derek Baughman, Senior Vice President and Information Delivery Services Manager, was promoted to Senior Vice President and Director of Technology.

Richard Keene, currently Executive Vice President and Controller, will become Vice Chairman and Chief Financial Officer reporting to Landon.  He will also assume responsibility for the area of corporate sourcing and facilities management.  Brian Stewart, Senior Vice President and Manager of Management Reporting, will become Executive Vice President and Controller.  Dean Shigemura, Executive Vice President and Bank Treasurer, will become Executive Vice President and Bank and Corporate Treasurer.

David Thomas, Vice Chairman of Retail Banking, will add immediate responsibility for Bankoh Investment Services, the bank’s retail brokerage business.  He is currently responsible for the branch and ATM distribution systems, small business banking, deposit products, consumer lending, mortgage banking, and marketing.  Thomas reports to O’Neill.

Alton Kuioka, Vice Chairman of Commercial Banking, and Bill Nelson, Vice Chairman and Chief Risk Officer, will continue in their present positions.  Nelson will report to O’Neill and Kuioka will report to Landon.

O’Neill said, “These senior management appointments position the company well for the future and are part of our comprehensive succession plan.  It’s a plan that allows for and promotes professional development opportunities for our next generation of leaders.”

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